Exhibit 10-a

DIRECTOR DEFERRED COMPENSATION PLAN
1.	Introduction

The Director Deferred Compensation Plan (the "Plan") provides the opportunity for Directors of Bausch & Lomb Incorporated (the "Company") to defer all or part of their cash and certain non-cash compensation for serving on the Company's Board of Directors or Committees of the Board of Directors pursuant to the terms of this Plan. This Plan is a restatement of the Company's Deferred Compensation Plan dated February 25, 1992, as amended (the "1992 Plan").

2.	Effective Date
The effective date of the Plan is January 1, 1997 (the "Effective Date"). It covers eligible compensation earned after the Effective Date as well as all monies previously deferred under the 1992 Plan.
3.	Eligibility

Any director of the company who is not an officer or employee of the Company is eligible to participate in the Plan with respect to the cash and certain non-cash compensation otherwise payable to him or her for serving on the Company's Board of Directors or Committees of the Board of Directors.

4.	Amount of Deferral
A director may elect to defer receipt of the compensation described in Section 3 hereof; provided that a minimum amount of $5,000 per year must be deferred.
5.	Time of Election of Deferral

A director's election to defer cash compensation must be made before the compensation is earned, which means that the election for any year of service commencing with the meeting of the Board of Directors immediately following the Annual Meeting of the Company's Shareholders must be made prior to that meeting. In addition, deferred stock equivalent awards will be deferred automatically pursuant to the terms of the award itself.

6.	Deferral Election
a)

To defer compensation under the Plan, a director must give written notice to the Plan Administrator. This notice must include (1) the amount or percentage of compensation to be deferred; (2) selection of investment account(s) (as described in Section 7 hereof); (3) the payment commencement date, (i.e. retirement or date certain); (4) the method of payment desired (i.e. annual, lump sum) and, if annual, the number of years of equal installment payments; and (5) the designation of payment to the director's estate or beneficiary in the event of the director's death. Deferred stock equivalent unit awards shall be deferred automatically into Common Stock unit accounts, but participants will be required to provide notice including the information under clauses 4 and 5 above. The Company will provide notice forms for deferral elections (see Exhibits I and II).

	b)	If a director names someone other than his or her spouse as a beneficiary in the event of director's death, a spousal consent form must be signed by that director's spouse and returned to the Company.
c)

A deferral election (including payment commencement date and method of payout) will continue in effect as to compensation earned in future years until such time as the Company is notified in writing that (1) the director no longer wishes to defer compensation payable subsequent to such notification, or (2) an alternate payment commencement date and/or method of payout is elected for future deferrals of earnings.

	d)	For all compensation deferred after the Effective Date of this Plan, a director may elect only two payment options, each consisting of a payment commencement date and a method of payment.
e)

If a director elects to receive his or her deferred compensation in installments, the installment payments will be calculated in the following manner: the director's account balance at the payment commencement date will be multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of remaining installment periods.

	f)	Retirement, for purposes of the Plan shall mean the date on which the director is both (i) at least age 55 and (ii) no longer a director of the Company.
7.	Deferred Compensation Accounts
	a)	Monies deferred under the Plan will be transferred to a trustee subject to a "Rabbi" Trust Agreement between the Company and a trustee designated by the Plan Administrator (the "Trust").
b)

The rate of return on deferred compensation is determined by the performance of one or more deferred compensation investment accounts selected by the director pursuant to the Plan or, in the case of deferred stock equivalent units, as mandated by the award. Deferred compensation investment accounts available under the Plan are determined by the Company's Investment Committee ("Investment Account(s)"). Information on each Investment Account currently available under the Plan may be obtained from the Plan Administrator. The Investment Committee may, from time to time, in its discretion, deem it necessary or advisable to add or delete Investment Accounts or substitute new Investment Accounts for existing Investment Accounts. In such an event, the Plan Administrator will provide directors with reasonable notice of the effective date of the change to permit directors to change their future investment elections.

c)

All investments in Investment Accounts under the Plan are hypothetical. At the time of each deferral of compensation into the Plan, a director will be credited with an imputed number of shares for the Investment Account(s) selected by the director. Thereafter, the value of a director's Investment Accounts will fluctuate in accordance with the actual performance of the Investment Accounts. Dividends on the imputed shares also will be credited to the director's Investment Accounts.

d)

Earnings/losses on Investment Accounts hypothetically invested in mutual funds or other assets for which daily pricing is available ("Daily-Priced Investments") shall be valued daily in accordance with the relevant terms and conditions of the Daily-Priced Investments. Earnings/losses on Investment Accounts hypothetically invested in investments other than Daily-Priced Investments shall be credited effective on the last business day of each month. All such earnings are net of expenses. Quarterly statements will be provided by the Plan Administrator.

e)

The deferral of compensation on a current basis will be allocated into Investment Account(s) pursuant to the deferral election determined by the director. The allocation must be in whole percentages; (i.e. 100% into one Investment Account, a 60-20-20 split among three Investment Accounts, etc.).

f)

A Participant may elect to reallocate amounts already in his/her Investment Accounts among the various Investment Accounts at such times and in accordance with such procedures as the Plan Administrator may, in its sole discretion, prescribe; except that (i) a reallocation into or out of the Bausch & Lomb Common Stock Investment Account by directors of the Company may not be made more than once in any twelve (12) month period and (ii) there may be no allocation of deferred stock equivalent units out of the Bausch & Lomb Common Stock Investment Account.

8.	Payment of Deferred Compensation
a)

A director's right to payment of deferred compensation under the Plan is a contractual obligation of the Company to the director, and his or her right to such monies shall be an unsecured claim against the general assets of the Company. However, the Company has established the Trust as an irrevocable rabbi trust for directors for the purpose of holding assets used to provide the benefits required by this Plan. The Company shall make periodic contributions to the Trust as may be required to fund amounts payable under the Plan. The Trust provides a director with assurance that deferred monies will be paid to him or her in accordance with the Plan, except in the event of the Company's bankruptcy or insolvency. Amounts previously deferred have also been transferred to the Trust for the benefit of directors. Notwithstanding the establishment of the Trust, the Company remains ultimately responsible to pay deferred compensation to each director. This obligation shall be met from the general assets of the Company if the Trust has insufficient funds to pay benefits.

b)

Payments of deferred compensation to a director shall be pursuant to the director's deferral election notice given pursuant to Section 6 hereof. Except as provided in Subsections c) and d) below, a director may not change the payment commencement date or method of payment for monies already in his or her Investment Account(s). However, a director may choose a different payment commencement date and/or method payout for future deferrals subject to Section 6 above.

c)

If, in the discretion of the Plan Administrator, a director has a need for funds due to a financial emergency beyond the control of the director, a payment may be made to the director from the funds in his or her account at a date earlier than the payment commencement date chosen by the director at the time of deferral. A distribution based upon financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship less the amount reasonably available to the director from other sources. Notwithstanding the foregoing, a director may not obtain a distribution based on financial hardship as to amounts paid into the director's Bausch & Lomb Common Stock account subsequent to April 30, 1991 (including earnings credited to those amounts).

A director requesting a hardship distribution must supply the Plan Administrator with a statement indicating the nature of the need creating the financial hardship, the fact that all other available resources are insufficient to meet the need, and any other information that the Plan Administrator deems necessary to evaluate whether a financial hardship exists.

d)

A director may make an early withdrawal of monies deferred under the Plan at anytime, subject to the following penalties:
     -  forfeiture of 10% of the amount of the early withdrawal; and
     -  suspension of eligibility to make further deferral elections for a period of five years.

Notwithstanding the foregoing, a director may not obtain a distribution under this Subsection as to amounts paid into the director's Bausch & Lomb Common Stock account subsequent to April 30, 1991 (including earnings credited to those amounts).

A Participant may make a change in the form of payment from the form previously elected to any other form permitted under the Plan at any time up to 24 months prior to the date payments commence. Any change elected within 24 months of a Participant's payment commencement date shall be disregarded.

e)

In the event of a director's death before he or she has received all of the deferred payments to which he or she is entitled, payments will be made, according to the director's election pursuant to Section 6 hereof, to the director's estate or beneficiary either (a) continuing in the same manner as designated with respect to payments to the director while living or (b) in a single lump sum payment the value of which is determined as of the date immediately following the director's death and paid on the first January 15 or July 15 following such valuation date (or as soon as reasonably possible thereafter).

	f)	All payments made to a director shall be subject to all taxes required to be withheld under applicable laws and regulations of any governmental authorities.
g)

If a director is terminated as a director of the Company, the first day of February next following the date of termination will be deemed to be the payment commencement date for account balances of less than $3,500 and, payment will be made to the director in a lump sum.

h)

Upon a Change of Control (as defined below) notwithstanding a director's payment commencement date with respect to any compensation deferred hereunder or method of payout with respect to any compensation deferred hereunder, all amounts in a director's deferred compensation account (including earnings credited thereto) shall be due and payable to the director in a cash lump sum within 15 days following the Change of Control; provided, however that amounts paid into the director's Bausch & Lomb Common Stock account during a Section 16 Period (including earnings credited to those amounts) shall be due and payable only upon termination of the director's status as a director following a Change in Control or, if earlier, the payment commencement date previously elected by the director. For purposes of this Plan, Change of Control shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 2 are satisfied; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

     (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

9.	Administration

The Treasurer of the Company, as the designee of the Committee on Management of the Board of Directors, shall be the Plan Administrator and has the authority to control and manage the operation and administration of the Plan. The Investment Committee shall be the Investment Committee of Bausch & Lomb Incorporated.

10.	Assignability
No right to receive payments under the Plan is transferable or assignable by a director except by will or by the laws of descent and distribution.
11.	Business Days
In the event any date specified falls on a Saturday, Sunday, or holiday, such date will be deemed to refer to the next business day thereafter.
12.	Amendment

The Plan may at any time or from time to time be amended, modified, or terminated by the Board of Directors or the Committee on Management of the Board of Directors of the Company. No such amendment, modification, or termination will, without the consent of the director, adversely affect the director's accruals in his or her deferred compensation account.

BAUSCH & LOMB INCORPORATED
By: /s/ David R. Nachbar ________ David R. Nachbar Corporate Senior Vice President Human Resources
Dated: 28 of April, 2003

DIRECTOR DEFERRED COMPENSATION PLAN

ELECTION TO DEFER CASH COMPENSATION

TO:     BAUSCH & LOMB INCORPORATED

In accordance with the provisions of the Director Deferred Compensation Plan, I hereby elect to defer future cash compensation otherwise payable to me under the Director Deferred Compensation Plan with respect to services I perform for the Company in future years in the following amount:
Amount of Deferral (minimum of $5,000 per year):
$	(dollar amount)
or
(Percentage amount)

In the event that I have chosen to defer a percentage rather than a fixed dollar amount of my cash compensation under the Director Deferred Compensation Plan, and as a result of the percentage chosen, the dollar amount to be deferred in any year is less than $5,000 (choose one):

$5,000 shall be deferred in that year notwithstanding my percentage choice.
None of my earnings shall be deferred in that year.

The percentage I have chosen shall control deferrals in any future years where the amount to be deferred, pursuant to the percentage I have chosen, exceeds $5,000.

The cash compensation deferred is to be paid to me as follows (choose one):

Single lump sum payment
Annual installments (insert number-maximum of 10)

Payment to me is to commence on (choose one):

a)	Upon my retirement, as defined in the Director Deferred Compensation Plan; or
b)	February 1 May 1 August 1 November 1
of the year (any year subsequent to the year in which the cash compensation is to be earned).

In order to determine the rate of return on my deferred compensation account, I choose the following investment(s) (specify percentage per investment):

Bausch & Lomb Common Stock Fund	Fidelity Magellan Fund
Fidelity Equity Income Fund	Fidelity OTC Portfolio
Fidelity US Bond Fund	Fidelity Freedom 2010 Fund
Fidelity Puritan Fund	Fidelity Freedom 2020 Fund
Fidelity Spartan Equity Index Fund	Fidelity Freedom 2030 Fund
Fidelity Contrafund	Fidelity Retirement Government Money Market Portfolio
Fidelity Diversified International Fund
*Information on specific funds currently chosen by the Plan Administrator is available upon request.

In the event of my death before I have received all of the deferred payments (choose one):

Payments shall be made to my estate in the same manner as selected above for payment to me
The value of my deferred compensation account shall be paid to my estate in a single payment following my death.

This deferral election will first be effective for the year of service commencing immediately following the 2003 Annual Meeting. I understand that this election will continue in effect as to compensation earned in future years, unless changed for those years in accordance with the Director Deferred Compensation Plan.

Received on the day of 2003 on behalf of Bausch & Lomb Incorporated	____________________________________ Signature of Director Dated: _______________________________
By: _________________________________

ANNUAL RETAINER STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

ELECTION TO DEFER DELIVERY OF STOCK

TO:     THE COMMITTEE ADMINISTERING THE BAUSCH & LOMB INCORPORATED ANNUAL
            RETAINER STOCK PLAN FOR NON-EMPLOYEE DIRECTORS (THE "STOCK RETAINER
            PLAN")

     In accordance with the provisions of the Stock Retainer Plan, I hereby elect to defer delivery of all of the shares of Common Stock otherwise payable to me under the Stock Retainer Plan with respect to services I perform for the Company in future years. Dividend Equivalents on the deferred shares will be delivered with the deferred shares pursuant to the Stock Retainer Plan.

     The shares of Common Stock deferred and related Dividend Equivalents are to be delivered to me as follows (choose one):
Three years after the date of the Annual Meeting with respect to which the shares of Common Stock were originally payable.
On the date upon which I cease to be a director for any reason.
In five equal annual installments commencing on the date upon which I cease to be a director for any reason.

This deferral election will first be effective for the Plan Year beginning with the 2003 Annual Meeting. I understand that this election will remain in effect for subsequent Plan Years unless changed for those years in accordance with the Stock Retainer Plan.

Received on the day of 2003 on behalf of Bausch & Lomb Incorporated	____________________________________ Signature of Director Dated: _______________________________
By: _________________________________

DIRECTOR DEFERRED COMPENSATION PLAN

Payment Election on Awards of Deferred Common Stock Equivalents

TO:     BAUSCH & LOMB INCORPORATED

Under the Director Deferred Compensation Plan, I hereby make the following election in regards to all deferred stock equivalent units received for service on the Board. Under the terms of the Director Deferred Compensation Plan, cash payment will commence upon retirement from the Board of Directors and when I am at least age 55.

Cash payment is to be paid to me as follows (choose one):

_________	Lump sum payment
_________	5 annual installments
_________	10 annual insstallments

This payment election will remain in effect until changed by me in writing. I understand that this election will continue in effect as to deferred stock equivalents earned in future years, unless changed for those years in accordance with the Director Deferred Compensation Plan.

Received on the day of 2003 on behalf of Bausch & Lomb Incorporated	____________________________________ <<fullname>> Date: _______________________________
By: _________________________________ Jean F. Geisel, Corporate Secretary